Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56428) of American Physicians Capital, Inc. of our report dated June 24, 2004 relating to the financial statements of American Physicians Assurance Corporation 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Grand Rapids, Michigan
June 24, 2004

12